Exhibit 99.1

Modular Medical Announces $12.0 Million Public Offering Priced at a Premium to Market

SAN DIEGO, CA / ACCESS Newswire / March 3, 2026 / Modular Medical, Inc. (NASDAQ:MODD) (“Modular Medical” or the “Company”), an insulin delivery technology company with the first FDA-cleared patch pump designed specifically to target all adult “almost-pumpers” with its user-friendly and affordable design, today announced the pricing of a public offering with new and existing investors of 68,098,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 68,098,000 shares of its common stock at a combined public offering price of $0.1762 per share (or pre-funded warrant) and accompanying warrant. The warrants will have an exercise price of $0.1762 per share, will be exercisable immediately, and will expire five years from the date of issuance. The gross proceeds from the offering, before deducting placement agent fees and other offering expenses, are expected to be approximately $12.0 million. The closing of the offering is expected to occur on or about March 4, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, (File No. 333-293842), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 3, 2026. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at [email protected].

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Modular Medical, Inc:

Modular Medical, Inc. (Nasdaq:MODD) is a medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the Company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. Its mission is to improve access to the highest standard of glycemic control for people with diabetes taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding Modular Medical, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release, including the expected gross proceeds from the offering, and the timing and completion of the offering, as well as other risk factors and business considerations described in Modular Medical’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent Modular Medical’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. Modular Medical assumes no obligation to update these forward-looking statements, except as required by law.

Contact:

Jeb Besser
Chief Executive Officer
Modular Medical, Inc.
+1 (617) 399-1741